Exhibit 10.43

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (the “Agreement”), dated as of October 21, 2014, by and among Metalico, Inc., a Delaware corporation with headquarters located at 186 North Avenue East, Cranford, New Jersey 07016 (the "Company”), and [?] (the “Investor”). For purposes of this Agreement, the term Investor shall include any “affiliate” (as defined below) or any related entity or person of such Investor.

WHEREAS:

A. The Investor and certain other investors (the “Other Investors”, and collectively with the Investor, the “Investors”) are holders of the Company’s 7.0% Senior Convertible Notes due 2028 (the “Original Series Notes”) originally issued pursuant to that certain Securities Purchase Agreement, dated as of April 23, 2008 (the “Securities Purchase Agreement”), pursuant to which such Original Series Notes are convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

B. The Company has authorized the following new series’ of senior unsecured convertible notes of the Company: (i) Series A Convertible Notes in the form attached hereto as Exhibit A (the “Series A Notes”), (ii) Series B Convertible Notes in the form attached hereto as Exhibit B (the “Series B Notes”), and (iii) Series C Convertible Notes in the form attached hereto as Exhibit C (the “Series C Notes”).

C. The Company and the Investor desire to enter into this Agreement, pursuant to which, among other things, subject to the satisfaction (or waiver) of the conditions set forth in Sections 6(a) and 7(a) below and in accordance with the terms hereof, the Investor shall exchange (the “Exchange”) all of the aggregate principal amount of the Investor’s Original Series Notes and accrued and unpaid interest thereon, which amount is set forth opposite the Investor’s name in column (3) of the Schedule of Investors attached hereto (the “Exchanged Original Series Note Amount”) with the Company for:

(i) (A) Series A Notes in the amount specifically set forth opposite the Investor’s name in column (4) of the Schedule of Investors attached hereto; (B) Series B Notes in the amount specifically set forth opposite the Investor’s name in column (5) of the Schedule of Investors attached hereto; and (C) Series C Notes in the amount specifically set forth opposite the Investor’s name in column (6) of the Schedule of Investors attached hereto (such Series A Notes, Series B Notes and Series C Notes to be issued to the Investor pursuant to this Agreement, collectively, the “New Series Notes”, and which such New Series Notes are convertible into shares (“Conversion Shares”) of Common Stock); and

(ii) the right to such number of shares of Additional Common Shares (as defined below) pursuant to, and in accordance with, the terms and conditions of Section 3(j) hereof.

D. The exchange of any of the Original Series Notes of the Investor for the New Series Notes, the Conversion Shares and the right to the Additional Common Shares) pursuant to, and in accordance with, the terms and conditions of Section 3(j) hereof, is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”).

E. Concurrently herewith the Other Investors are also (i) entering into agreements (the “Other Agreements”) identical to this Agreement (other than proportional changes (the "Proportionate Changes”) in the numbers reflecting the different principal amount of the Investor’s Original Series Notes being exchanged pursuant thereto) with the Company, and (ii) surrendering all of each such Investor’s aggregate principal of Original Series Notes and accrued and unpaid interest thereon as specifically set forth opposite such Investor’s name in column (3) of the Schedule of Investors attached hereto (which amount, together with all other Investors’ respective Exchanged Original Series Note Amounts, assuming the Closing (as defined below) occurs, equals $14,726,814.49 in aggregate principal amount of the Original Series Notes and accrued and unpaid interest thereon) in exchange for Series A Notes, Series B Notes, Series C Notes and the right to the Additional Common Shares) pursuant to, and in accordance with, the terms and conditions of Section 3(j) hereof.

F. The Additional Common Shares, New Series Notes and Conversion Shares are collectively referred to herein as the “Securities”.

G. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the New Series Notes.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, agreements and promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor, hereby agree as follows:

1.	EXCHANGE OF ORIGINAL SERIES NOTES AND DELIVERY OF THE NEW SERIES NOTES.

(a) Exchange. Subject to satisfaction (or waiver) of the conditions set forth in Sections 6(a) and 7(a) below, at the Closing, the principal amount of the Investor’s Original Series Notes shall be reduced to Zero Dollars ($0) and the Company shall execute and deliver to the Investor the New Series Notes as is set forth opposite the Investor’s name in columns (4), (5) and (6) of the Schedule of Investors attached hereto.

(b) Closing Date. The date and time of the closing of the Exchange (the "Closing”) shall be 10:00 a.m., New York time, on the date hereof (the “Closing Date”), subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6(a) and 7(a) below (or such earlier or later date and time as is mutually agreed to by the Company and the Investor). The Closing shall occur on the Closing Date at the offices of Lowenstein Sandler LLP, 1251 Avenue of the Americas, New York, New York 10020.

2.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR

The Investor represents and warrants, with respect to only itself, as of the date hereof (except for those representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), that:

(a) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and constitutes the legal, valid and binding obligations of such Investor, enforceable against such Investor in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b) No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the consummation by such Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

(c) No Consents. The Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents (as defined below), in each case in accordance with the terms hereof or thereof.

(d) Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(e) Reliance on Exemptions. The Investor understands that the Additional Common Shares, the New Series Notes and the Conversion Shares (upon issuance thereof) are being issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire such Securities.

(f) Information. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the issuance of the Securities which have been requested by such Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained herein. The Investor understands that its investment in the Securities involves a high degree of risk and is able to afford a complete loss of such investment. The Investor has independently evaluated the merits of its decision to acquire the Securities pursuant to this Agreement, and such Investor confirms that it has not relied on the advice of anyone other Investor’s business and/or legal counsel in making such decision. The Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the acquisition of the Securities constitutes legal, tax or investment advice. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(g) No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(h) Transfer or Resale. The Investor understands that: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) such Investor sells, assigns or transfers such Securities which are sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); and (ii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder, other than the Company’s obligations with respect thereto as set forth in Section 3(g) hereof. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(i) Residency. The Investor is a resident of that jurisdiction specified below its address set forth opposite the Investor’s name in column (2) of the Schedule of Investors attached hereto.

(j) Beneficial Ownership. The Investor hereby represents and warrants to the Company that it, together with its affiliates, (i) immediately after giving effect to the issuance of the Additional Common Shares, will not beneficially own in excess of 9.99% of the number of shares of Common Stock then outstanding, and (ii) has not and will not have beneficially owned in excess of 9.99% of the number of shares of Common Stock outstanding at any time during the ninety (90) day periods ending on (x) the date of hereof and (y) the date of the Exchange. For purposes of the foregoing sentence, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”).

(k) Payment in Full and Termination of Securities Purchase Agreement. The Investor hereby acknowledges and agrees that upon the consummation of the Closing and the consummation of the transactions contemplated by this Agreement (i) the outstanding principal and interest due under the Original Series Notes held by such Investor shall have been paid in full and that no further payments, including payments of principal, interest, penalties or make whole payments, whether accrued or not, are due under the Original Series Notes and (ii) the Securities Purchase Agreement shall be terminated and shall no longer be of any force or effect; provided, however that all rights to indemnity or indemnification of the Investor under the Securities Purchase Agreement, including without limitation Section 9(k) of the Securities Purchase Agreement, will survive the termination of the Securities Purchase Agreement pursuant to the terms set forth therein without modification.

(l) Limitations on Trading. The Investor hereby covenants and agrees that from the date hereof until the Issuance Date (as defined in Section 3(j) below), the Investor (and its affiliates and related entities and persons) shall not, on any Trading Day, sell shares of Common Stock on the Company’s Principal Market that constitute more than twenty percent (20%) of the daily trading volume of the Common Stock on such Trading Day, as reported on Bloomberg; provided, that, if on any Trading Day the market price of the Common Stock equals or exceeds $1.10, the Investor may sell shares of Common Stock on the Company’s Principal Market up to a maximum of thirty percent (30%) of the daily trading volume of the Common Stock on such Trading Day. Upon each request of the Company in connection with any Trading Day(s) from the date hereof until the Issuance Date, the Investor shall provide a trading report to the Company detailing the Investor’s trade activity in the Common Stock as well as related pricing information with respect to the particular Trading Day(s) requested; provided, that, the Company may only make one (1) such request in any five (5) Trading Day period.

(m) Holding Period and Commissions. The Investor hereby represents that such Investor is not and has not been an “affiliate” (as defined in the 1933 Act) of the Company for at least ninety (90) days immediately prior to the date hereof, and has either (i) held all of such Investor’s Original Series Notes to be exchanged as contemplated by this Agreement for at least six (6) consecutive months immediately prior to the date hereof, or (ii) acquired such Original Series Notes from another holder (a “Prior Holder”) that was not an “affiliate” (as defined in the 1933 Act) of the Company for at least ninety (90) days immediately prior to and as of the date of such acquisition, and such Prior Holder had held such Original Series Notes for at least six (6) months prior to the date of such acquisition, or the Investor and such Prior Holder, when taken together, have held such Original Series Notes for at least six (6) consecutive months immediately prior to the date hereof. The Investor also hereby represents that, to its knowledge, no commission or other payment has been or is being paid by itself, any other Investor or the Company to any broker/dealer or investment bank in connection with the transactions contemplated by the Transaction Documents.

(n) General Solicitation. The Investor is not acquiring the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(o) Title to Original Series Notes. The Investor hereby represents and warrants to the Company that such Investor has good and valid title to the Original Series Notes related to the Exchanged Original Series Note Amount set forth opposite the Investor’s name in column (3) of the Schedule of Investors, free and clear of all Liens (as defined in the New Series Notes). The delivery to the Company of the Original Series Notes in accordance with the terms of this Agreement will transfer to the Company ownership of such Original Series Notes free and clear of all liens.

3.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company represents and warrants to the Investor that, as of the date hereof (except for those representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date):

(a) Organization and Qualification. The Company is duly organized and validly existing in good standing under the laws of the jurisdiction in which it is incorporated or organized, and has the requisite corporate or organizational power and authorization to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations or results of operations, or condition (financial or otherwise) of the Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns a majority of the voting stock or holds a controlling equity or similar interest), taken as a whole, or on the transactions contemplated hereby and the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below).

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the New Series Notes and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the New Series Notes and the Additional Common Shares, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the New Series Notes have been duly authorized by the Company’s Board of Directors and, except for the Stockholder Approval (as defined in Section 3(q) below), no further consent or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the New Series Notes and, assuming the Stockholder Approval is obtained by the Company, if required, the Additional Common Shares and the reservation for issuance and issuance of the Conversion Shares) will not (i) result in a violation of the Company’s certificate of incorporation (“Certificate of Incorporation”) or bylaws (“Bylaws”), (ii) result in a violation of any certificate of incorporation, certificate of formation, certificate of designation, bylaw or other constituent document of any of the Company’s Subsidiaries, (iii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iv) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of NYSE MKT applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clause (iv) above, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and subject to the receipt of listing approval by the Principal Market.

(d) Consents. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof, other than (i) the Stockholder Approval, (ii) filings required by applicable state securities laws, (iii) the filing of any requisite notices and/or application(s) to the Principal Market for the issuance and sale of the Common Stock and the listing of the Common Stock for trading or quotation, as the case may be, thereon in the time and manner required thereby, (iv) the filings required by this Agreement and (v) those that have been made or obtained prior to the date of this Agreement. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, except with respect to the Stockholder Approval and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are unaware of any facts or circumstances that could reasonably be expected to prevent the Company from obtaining or effecting any of the registrations, applications or filings pursuant to the preceding sentence.

(e) SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the United States Securities and Exchange Commission (the "SEC”) pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof or prior to the date of the Closing, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(f) No Additional Agreements. The Company represents and warrants to the Investor that, except for the Other Agreements, the terms of which (other than the Proportionate Changes) are identical to the terms of this Agreement, the Company does not have any agreement or understanding with any Person with respect to any amendment, exchange, settlement or waiver relating to the terms of, the conditions and transactions contemplated by or the securities issued under the Transaction Documents (as defined in the Securities Purchase Agreement) or the Transaction Documents (as defined herein).

(g) Holding Period. Subject to the accuracy of the representation and warranty of the Investor set forth in Section 2(m), for the purposes of Rule 144(d), the Company acknowledges that the holding period of the Securities may be tacked onto the holding period of the Original Series Notes and the Company agrees not to take a position contrary to this Section 3(g). Subject to the accuracy of the representation and warranty of the Investor set forth in Section 2(m), the Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of the legal opinions as contemplated in Sections 7(a)(ii) hereof, necessary to issue the Securities as securities that are freely tradable on an Eligible Market (as defined below) without restriction and not containing any restrictive legend without the need for any action by the Investor. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 3(g).

(h) Listing. The Company shall promptly secure the listing of all of (i) the Additional Common Shares and the Conversion Shares and (ii) any capital stock of the Company issued or issuable with respect to the Additional Common Shares and the Conversion Shares, as applicable, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise (the “Listed Securities”) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) (the “Principal Market”) and shall maintain such listing of all Listed Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock’s authorization for quotation on the Principal Market or any of The New York Stock Exchange, Inc., The NASDAQ Global Market, The NASDAQ Capital Market, The NASDAQ Global Select Market or the OTC Market (each, an “Eligible Market”). The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 3(h).

(i) No Integration Actions. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act) or any person acting on behalf of the Company or such affiliate will sell, offer for sale or solicit offers to buy in respect of any security (as defined in the 1933 Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the 1933 Act of the sale to the Investor or require equityholder approval under the rules and regulations of the Principal Market and the Company will take all action that is reasonably appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the 1933 Act or the rules and regulations of the Principal Market with the issuance of Securities contemplated hereby.

(j) Right to Additional Common Shares.

(i) Within three (3) Business Days of the Issuance Date (as defined below), the Company shall deliver to the Investor, provided the formula set forth below yields a number greater than zero (and if such number is less than or equal to zero, the Investor shall not be entitled to any Additional Common Shares (as defined herein)), by causing DTC to credit the applicable shares of Common Stock to the account of the Investor Broker through the facilities of DTC, an additional number of shares of Common Stock (the “Additional Common Shares”) equal to (A) the quotient obtained by dividing (x) the product obtained by multiplying (1) the Investor’s Pro Rata Portion, and (2) Ten Million Dollars ($10,000,000), and (y) 85% of the volume weighted average of the Weighted Average Prices (as defined in the New Series Notes) of the Common Stock during the Additional Common Shares Measurement Period (as defined below), less (B) such number of shares of Common Stock as specifically set forth opposite the Investor’s name in column (7) of the Schedule of Investors attached hereto; provided, that, to the extent the Company is not able to issue the Additional Common Shares in compliance with the rules of the Principal Market, within ten (10) days of the Issuance Date and in lieu of issuing such Additional Common Shares, the Company shall increase the outstanding principal amount of the Series B Notes held by such Investor, or, to the extent no principal amounts are then outstanding under the Series B Notes, the Company shall increase the outstanding principal amount of the Series A Notes held by such Investor, in either case by an amount equal to the product of (1) the Additional Common Shares and (2) the volume weighted average of the Weighted Average Prices (as defined in the New Series Notes) of the Common Stock during the Additional Common Shares Measurement Period (as defined below). For purposes of this Agreement, the “Issuance Date” shall mean the forty-first (41st) Trading Day immediately following the Closing Date, and the “Additional Common Shares Measurement Period” shall mean the period consisting of each of the forty (40) consecutive Trading Days beginning on, and including, the Trading Day immediately following the Closing Date.

(ii) Notwithstanding the foregoing, the Company shall not affect the delivery of any Additional Common Shares to the extent that immediately after giving effect to such delivery, the Investor (together with the Investor’s affiliates) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such delivery. For purposes of the foregoing, beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of this Section, in determining the number of outstanding shares of Common Stock, the Investor may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Form 8-K or other public filing with the SEC, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Investor, the Company shall within one (1) Business Day confirm orally and in writing to the Investor the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company by the Investor since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(k) Principal Market Regulation. The Company shall not be obligated to issue any (a) Additional Common Shares, Conversion Shares or any other shares of Common Stock pursuant to this Agreement and/or the New Series Notes or (b) shares of Common Stock underlying warrants (the “Warrant Shares”) issued to TPG Specialty Lending, Inc. or an affiliate thereof (“TPG”) on about the Closing Date (the “Warrants”) if the aggregate issuance of such Securities and the Warrant Shares would exceed 9,645,043 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction) (which is less than 20% of 48,225,219 shares of Common Stock outstanding on the date hereof (the “Exchange Cap”)), except that such limitation shall not apply in the event that the Company obtains the Stockholder Approval (as defined below).  Until such Stockholder Approval is obtained, each Investor shall not be issued Additional Common Shares, Conversion Shares or any other shares of Common Stock pursuant to this Agreement and/or the New Series Notes and TPG shall not be issued any Warrant Shares or other shares of Common Stock, except in such amounts and at such times in compliance with the following: (i) during the Additional Common Shares Measurement Period, (x) each Investor shall be entitled to receive Additional Common Shares in an amount, in the aggregate, not to exceed such Investor’s Pro Rata Portion (as defined below) of the Exchange Cap and (y) no other shares of Common Stock shall be issuable or issued hereunder or pursuant to the New Notes to any Investor and no Warrant Shares or other shares of Common Stock shall be issuable to TPG pursuant to the Warrants and (ii) at any time after the Additional Common Shares Measurement Period, to the extent the Company has not issued (or is not required to issue (without regard to any limitation on issuance hereunder other than as required by this Section 3(k))) an aggregate number of Additional Common Shares (or related Reserved Shares (as defined below)) in excess of the Exchange Cap, such remaining available shares of Common Stock to be issued under the Exchange Cap (the “Remaining Exchange Cap”) shall be allocated as follows: (x) TPG shall be entitled to receive upon exercise of the Warrants up to an aggregate number of Warrant Shares equal to 20% of the Remaining Exchange Cap and (y) each Investor shall be entitled to receive (in addition to any Additional Common Shares (or related Reserved Shares), if any, then issuable to such Investor) with respect to any Conversion Shares or other shares of Common Stock issuable pursuant to the New Series Notes or otherwise hereunder, up to such aggregate additional number of shares of Common Stock equal to such Investors Pro Rata Portion of 80% of the Remaining Exchange Cap.  For purposes of this Agreement, "Pro Rata Portion” shall mean the quotient obtained by dividing (x) the Exchanged Original Series Note Amount of such Investor by (y) the total outstanding principal balance of the Original Series Notes held by all Investors as of the date of this Agreement.

(l) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (y) 100,000,000 shares of Common Stock, of which immediately prior to the Closing, 48,222,719 shares are issued and outstanding, 4,822,272 shares are reserved for issuance pursuant to the Company’s employee incentive plan and other options and warrants outstanding, and no shares are reserved for issuance pursuant to any other securities (other than the New Series Notes and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock and (z) 10,000,000 shares of preferred stock, par value $0.001 per share, of which as of the date hereof, no shares are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. No shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (iii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(m) Indebtedness and Other Contracts. Except as disclosed in the Company’s most recent Form 10-Q, neither the Company nor any of its Subsidiaries has any outstanding material Indebtedness (as defined below). For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(n) Absence of Litigation. Except as set forth in the Company’s latest Form 10-Q, there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of its Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(o) Except for the Indebtedness pursuant to the TPG Agreement (as defined in the New Series Notes), no Indebtedness of the Company is senior to the New Series Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

(p) Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

(q) Stockholder Approval. The Company shall provide each stockholder entitled to vote at a special meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be called and held no later than December 20, 2014 (the “Stockholder Meeting Deadline”), a proxy statement, in a form reasonably acceptable to the Investor, soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of the proposal (the "Proposal”) providing for the issuance of all of the Securities as described in this Agreement and the Warrant Shares in accordance with applicable law and the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the “Stockholder Approval”) and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of the Proposal and to cause the Board of Directors of the Company to recommend to the stockholders that they approve the Proposal. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts, the Stockholder Approval is not obtained at the Stockholder Meeting, the Company shall cause additional special meetings of stockholders to be held thereafter until Stockholder Approval is obtained; provided, that in no event shall the Company be obligated to hold more than two (2) special meetings and its regular annual meeting in any given calendar twelve (12) month period. Notwithstanding the foregoing, the Stockholder Meeting Deadline shall be extended in the event the Company receives comments from the SEC and is using its reasonable efforts to obtain clearance from the SEC.

(r) Issuance of Securities. Upon issuance in accordance with the terms of the Transaction Documents, the New Series Notes and Additional Common Shares shall be free from all taxes, liens and charges with respect to the issue thereof. As of the Closing Date, a sufficient number of shares of Common Stock shall have been duly authorized and reserved for issuance upon conversion of the New Series Notes. Upon conversion in accordance with the New Series Notes, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

(s) Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(t) Acknowledgement Regarding Investor’s Trading Activity. The Company understands and acknowledges (i) that the Investor has not been asked by the Company or its Subsidiaries to agree, nor has the Investor agreed with the Company or its Subsidiaries, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that the Investor, and counterparties in “derivative” transactions to which such Investor is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iii) that the Investor shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction. The Company further understands and acknowledges that (a) the Investor may, in compliance with applicable law, engage in hedging and/or trading activities at various times during the period that the Securities are outstanding and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement or any of the documents executed in connection herewith. The Company is not aware of any of the aforementioned hedging and/or trading activities of the Investor. The Company may not be informed of, and will not monitor, any such aforementioned hedging and/or trading activities by the Investor in the future.

(u) U.S. Real Property Holding Corporation. The Company is not, has never been, and so long as any Securities remain outstanding, shall not become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Investor’s request.

(v) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(w) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its respective agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, other than the terms of the transactions contemplated hereby. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Investor regarding the Company or any of its Subsidiaries, their business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2 hereto.

(x) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. Unless otherwise required by law, the pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Sections 2(h) and 2(l) of this Agreement; provided, that an Investor and its pledgee shall be required to comply with the provisions of Sections 2(h) and 2(l) of this Agreement in order to effect a sale, transfer or assignment of Securities to such pledgee.

(y) Restriction on Redemption and Cash Dividends. So long as any New Series Notes are outstanding, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, the Common Stock without the prior express written consent of the holders of the New Series Notes representing not less than a majority of the aggregate principal amount of the then outstanding New Series Notes.

(z) Additional Notes; Variable Securities; Dilutive Issuances. So long as any Investor beneficially owns any Securities, the Company will not issue any New Series Notes (other than to the Investors as contemplated hereby) and the Company shall not issue any other securities that would cause a breach or default under the New Series Notes. Unless (i) any New Series Notes remain outstanding and (ii) the Stockholder Approval has not been obtained, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the New Series Notes) with respect to the Common Stock into which any New Series Note is convertible. This provision shall not prohibit the Company from issuing or selling any securities that contain customary anti-dilutive provisions.

(aa) Corporate Existence. So long as the Investor beneficially owns any Securities, the Company shall not be party to any Fundamental Transaction (as defined in the New Series Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the New Series Notes.

(bb) Additional Issuances of Securities.

(i) For purposes of this Section 3(bb), the following definitions shall apply.

(1) "Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

(2) "Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(3) "Common Stock Equivalents” means, collectively, Options and Convertible Securities.

(ii) Except with respect to Excluded Securities (as defined in the New Series Notes), from the date hereof until the date the Company obtains the Stockholder Approval (the “Trigger Date”), the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is convertible into or exchangeable or exercisable for             shares of Common Stock or Common Stock Equivalents, at a price per share of Common Stock less than $0.9904 (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”).

(iii) The Company will not take any action, directly or indirectly, if such action would prohibit the issuance of any Common Stock or any Right (as defined below) to receive Reserved Shares (as defined below) (whether due to the Exchange Cap (as defined in the New Series Notes) or otherwise.

4.	RIGHT TO ISSUE SHARES

(a) General. If at any time the Company shall be required hereunder or pursuant to the New Series Notes to issue shares of Common Stock to the Investor, but the issuance of such shares of Common Stock would violate Section 3(j)(ii) hereof or Section 3(d) of the New Series Notes, in lieu of issuing such shares of Common Stock to the Investor, the Company shall issue a right (each, a “Right”) to receive shares of Common Stock (the “Reserved Shares”) to the Investor, which shall have such terms and conditions as set forth in this Section 4. The Company and the Investor hereby agree that no additional consideration is payable in connection with the issuance of the Right or the exercise of the Right.

(b) Exercise of Right of Issuance of Shares. Subject to the terms hereof including Section 3(j), the exercise of the Right may be made, in whole or in part, at any time or times on or after the date hereof by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Investor at the address of the Investor appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Issuance Form annexed hereto as Exhibit F. Partial exercises of the Right resulting in issuances of a portion of the total number of Reserved Shares available thereunder shall have the effect of lowering the outstanding number of Reserved Shares purchasable thereunder in an amount equal to the applicable number of Reserved Shares issued. The Investor and the Company shall maintain records showing the number of Reserved Shares issued and the date of such issuances. The Company shall deliver any objection to any Notice of Issuance Form within two (2) Business Days of receipt of such notice. The Investor acknowledges and agrees that, by reason of the provisions of this paragraph, following each exercise of the Rights issued hereunder and the issuance of a portion of the Reserved Shares pursuant thereto, the number of Reserved Shares available for issuance pursuant to the Rights issued hereunder at any given time may be less than the amount stated in the recitals hereof.

(c) Delivery of Certificates. Certificates for the Reserved Shares issued hereunder shall be transmitted by the Transfer Agent to the Investor by crediting the account of the Investor’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Reserved Shares to or resale of the Reserved Shares by the Investor or (B) the Reserved Shares are eligible for resale by the Investor without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by the Investor in the Notice of Issuance by the date that is three (3) Trading Days after the delivery to the Company of the Notice of Issuance (such date, the “Share Delivery Date”). The Reserved Shares shall be deemed to have been issued, and Investor or any other person so designated to be named therein shall be deemed to have become an Investor of record of such shares for all purposes, as of the date the Right has been exercised.

(d) Charges, Taxes and Expenses. Issuance of certificates for Reserved Shares shall be made without charge to the Investor for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Investor. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Issuance.

(e) Authorized Shares. The Company covenants that, during the period the Right is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Reserved Shares upon the exercise of the Right. The Company further covenants that its issuance of the Right shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Reserved Shares upon the due exercise of the Right. Subject to the receipt of Stockholder Approval, the Company will take all such reasonable action as may be necessary to assure that such Reserved Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Market upon which the Common Stock may be listed. The Company covenants that all Reserved Shares which may be issued upon the exercise of the Right represented by this Agreement will, upon exercise of the Right, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(f) Impairment. Except and to the extent as waived or consented to by the Investor, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith reasonably assist in the carrying out of all such terms and in the taking of all such actions as may be reasonably necessary or appropriate to protect the rights of the Investor as set forth in this Agreement against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Reserved Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, and (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Reserved Shares upon the exercise of the Right.

(g) Authorizations. Before taking any action which would result in an adjustment in the number of Reserved Shares for which the Right provides for, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(h) Investor’s Limitations. The Investor shall not have the right to exercise any portion of the Right, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Issuance, the Investor (together with the Investor’s Affiliates, and any other Persons acting as a group together with the Investor or any of the Investor’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Investor and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of the Right with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, non-exercised portion of the Right beneficially owned by the Investor or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Investor or any of its Affiliates. The Company shall not be liable for any instruction received by the Investor. Except as set forth in the preceding sentence, for purposes of this Section 4(h), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Investor that the Company is not representing to the Investor that such calculation is in compliance with Section 13(d) of the Exchange Act and the Investor is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 4(h) applies, the determination of whether the Right is exercisable (in relation to other securities owned by the Investor together with any Affiliates) and of which portion of the Right is exercisable shall be in the sole discretion of the Investor, and the submission of a Notice of Issuance shall be deemed to be the Investor’s determination of whether the Right is exercisable (in relation to other securities owned by the Investor together with any Affiliates) and of which portion of the Right is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined by the Investor in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(h), in determining the number of outstanding shares of Common Stock, the Investor may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Investor, the Company shall within two Trading Days confirm orally and in writing to the Investor the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Right, by the Investor or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the Right. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(h) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor Investor of this Agreement.

(i) Tacking and Acknowledgement. The Company acknowledges and represents to the Investor that, as of the date hereof, the holding period of the Reserved Shares may be tacked onto the holding period of the New Series Notes for purposes of Rule 144 under the Securities Act and such holding period has not been changed, reset, recommenced or otherwise affected by the transactions described in this Agreement. The Company will provide an opinion of its counsel if required by the Company’s transfer agent confirming the commencement date of such Rule 144 holding period and will provide at its own cost and expense such other opinions of its counsel and representations as may be required or necessary in the future in connection with resales of the Reserved Shares.

(j) Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of the Right, pursuant to the terms hereof.

(k) Stock Dividends and Splits. If the Company, at any time while the Right exists: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the number of Reserved Shares issuable upon exercise of the Right shall be proportionately adjusted. Any adjustment made pursuant to this Section 4(k) shall become effective immediately upon the record date for the determination of stockholders entitled to receive such dividend or distribution (provided that if the declaration of such dividend or distribution is rescinded or otherwise cancelled, then such adjustment shall be reversed upon notice to the Investor of the termination of such proposed declaration or distribution as to any unexercised portion of the Right at the time of such rescission or cancellation) and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(l) Compensation for Buy-In on Failure to Timely Deliver Certificates. In addition to any other rights available to the Investor, if the Company fails to cause the Transfer Agent to transmit to the Investor a certificate or the certificates representing the Reserved Shares pursuant to an exercise on or before the Share Delivery Date, and if after such date and prior to the delivery of such certificate or certificates the Investor is required by its broker to purchase (in an open market transaction or otherwise) or the Investor’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Investor of the Reserved Shares which the Investor anticipated receiving upon such exercise (a “Buy-In”), then the Company shall within three (3) Trading Days after the Investor’s request and in the Investor’s discretion, either (x) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (y) promptly honor its obligation to deliver to the Investor a certificate or certificates representing such Common Stock and pay cash to the Investor in an amount equal to the excess (if any) of the Buy-In Price over the product of (I) such number of shares of Common Stock, times (II) the Closing Bid Price on the Conversion Date.

(m) Subsequent Rights Offerings. If Section 4(k) above does not apply, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Investor will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Investor could have acquired if the Investor had held the number of shares of Common Stock acquirable upon complete exercise of the Right (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record Investors of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Investor’s right to participate in any such Purchase Right would result in the Investor exceeding the Beneficial Ownership Limitation, then the Investor shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Investor until such time, if ever, as its right thereto would not result in the Investor exceeding the Beneficial Ownership Limitation).

(n) Fundamental Transaction. If, at any time while the Right remains outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which Investors of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the Investors of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of the Right, the Investor shall have the right to receive, for each Reserved Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Investor (without regard to any limitation in Section 4(h) on the exercise of the Right), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of one share of Common Stock. Upon the occurrence of any such Fundamental Transaction, any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Agreement and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Agreement and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

(o) Notice to Allow Exercise of Right. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all Investors of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Investor at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the Investors of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that Investors of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Investor shall remain entitled to exercise the Right during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

(p) No Rights as Stockholder Until Exercise. Each Right does not entitle the Investor to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof.

(q) Transferability. Subject to compliance with any applicable securities laws, the Right and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon written assignment substantially in the form attached hereto duly executed by the Investor or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer of this Agreement delivered to the principal office of the Company or its designated agent. The Right, if properly assigned in accordance herewith, may be exercised by a new Investor for the issue of Reserved Shares without having a new agreement executed.

5.	FEES AND EXPENSES

Except as otherwise set forth in this Agreement or the other Transaction Documents, the Company shall pay all actual and reasonably documented fees and expenses of the Investor’s advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement on or prior to the Closing Date.

6.	CONDITIONS TO COMPANY’S OBLIGATIONS HEREUNDER.

(a) Closing. The obligations of the Company to the Investor hereunder at the Closing are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

(i) The Investor shall have executed this Agreement and delivered the same to the Company.

(ii) The Investor shall have delivered to the Company such other documents relating to the transactions contemplated by this Agreement as the Company or its counsel may reasonably request.

7.	CONDITIONS TO THE INVESTOR’S OBLIGATIONS HEREUNDER.

(a) Closing. The obligations of the Investor hereunder at the Closing are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have duly executed and delivered this Agreement to the Investor.

(ii) The Investor shall have received the opinions of (i) the Company’s General Counsel and (ii) Lowenstein Sandler LLP, the Company’s outside counsel, each dated as of the Closing Date, in substantially the form of Exhibit D-1 and Exhibit D-2 attached hereto.

(iii) The Company shall have delivered to the Investor a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) hereof, as adopted by the Company’s Board of Directors in a form reasonably acceptable to the Investor, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit E.

(iv) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the transactions contemplated hereby.

(v) The Company shall have delivered to the Investor such other documents relating to the transactions contemplated by this Agreement as the Investor or its counsel may reasonably request.

8.	MISCELLANEOUS.

(a) Disclosure of Transactions. On or before 8:30 a.m., New York City time, on the first Business Day following the date of execution of this Agreement (or the date of execution of this Agreement, if such execution occurs prior to 8:30 a.m. on such day) (the “8-K Filing Time”), the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching the Transaction Documents, to the extent they are required to be filed under the 1934 Act, that have not previously been filed with the SEC by the Company (including, without limitation, this Agreement and the Other Agreements) as exhibits to such filing (including all attachments, the “8-K Filing”). The Company acknowledges and agrees that, except for the information that was contained in the 8-K Filing dated as of June 30, 2014 and the 8-K Filing, the Company has not transferred to the Investor any information that the Company believes constitutes material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents. The Company has not and shall not, and has caused and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the Investor with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the 8-K Filing with the SEC dated as of June 30, 2014 and the 8-K Filing without the express written consent of the Investor. Without the prior written consent of the Investor, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of the Investor in any filing, announcement, release or otherwise, unless such disclosure is required by law, regulation or the Principal Market.

(b) Blue Sky. If required, the Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Investor at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Investor on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(c) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE INVESTOR MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST COMPANY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(d) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided, that facsimile or .PDF signature pages shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original and not a facsimile or .PDF signature.

(e) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(f) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(g) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(h) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(i) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(j) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns in accordance with the terms of the New Series Notes.

(k) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:
Metalico, Inc. 186 North Avenue East Cranford, NJ 07016 Telephone: Facsimile: Attention:	(908) 497-9610 (908) 497-1097 Arnold S. Graber Executive Vice President and General Counsel

with a copy (for informational purposes only) to:
Lowenstein Sandler LLP 1251 Avenue of the Americas New York, New York 10020 Telephone: Facsimile: Attention:	(973) 597-2476 (973) 597-2477 Steven M. Skolnick, Esq.

If to the Investor, to its address and facsimile number set forth opposite the Investor’s name in column (2) on the Schedule of Investors attached hereto, with copies to the Investor’s representatives as set forth opposite the Investor’s name in column (8) on the Schedule of Investors or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(l) Remedies. The Investor and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Investor. The Company therefore agrees that the Investor shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(m) Survival. The representations and warranties of the Company and the Investor contained in Sections 2 and 3 hereof and the agreements and covenants set forth in Sections 2, 3 and 6 shall survive the Closing and delivery and conversion of the Securities, as applicable.

(n) Indemnification. In consideration of the Investor’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Investor and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”), as incurred, from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable and documented out-of-pocket attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of the Investor or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable under law.

(o) Release of Claims. Effective on the Closing Date, the Company and its agents, representatives, predecessors and successors in interest assigns hereby (i) conclusively, absolutely, unconditionally, irrevocably and forever remise, acquit, waive, releases and discharge the Investor and each of the Investor’s agents, advisors, representatives, predecessors and successors in interest from any and all claims, demands, obligations, liabilities and causes of action of any kind or character, whether known or unknown, suspected or unsuspected, asserted or unasserted, direct or indirect, at law or in equity, that the Company may now have or that might subsequently accrue to him or it arising out of or relating to the Original Series Notes (the "Released Claims”), and (ii) covenants and agrees never to institute or cause to be instituted any suit, investigation or other form of action or proceeding of any kind or nature whatsoever against any of the Investor or the Investor’s agents, advisors, representatives, predecessors and successors in interest based upon the Original Series Notes and the Released Claims.

(p) Entire Agreement; Amendments.

(i) This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. Notwithstanding anything to the contrary herein, Section 3(k) hereof may not be amended without the prior written consent of TPG. The Company hereby further agrees that it shall not amend Section 1(f)(ii) of the TPG Warrant without the prior written consent of TPG and the Investors.

(ii) Prior to or as of the date hereof, the Company hereby agrees that it will not, directly or indirectly, enter into (or provide, grant or enter into any oral or written waiver, amendment, termination or the like with respect to), any agreement, understanding, instrument or the like with, or for the benefit of, the Other Investors or any of their respective affiliates that contains or results in any terms and/or conditions which are more favorable to any such Person than the terms and conditions provided to, or for the benefit of, the Investor. To the extent the Company, prior to or as of the date of this agreement, enters into (or provides, grants or enters into any oral or written waiver, amendment, termination or the like with respect to) any, direct or indirect, agreement, understanding, instrument or the like with, or for the benefit of, any Other Investor or any of their respective affiliates that contains or results in any terms and/or conditions which are more favorable to any such Person than the terms and/or conditions provided to, or for the benefit of, the Investor, then the Investor, at its option, shall be entitled to the benefit of such more favorable terms and/or conditions (as the case may be) and this Agreement shall be automatically amended to reflect such more favorable terms or conditions (as the case may be).

(q) Independent Nature of Investor’s Obligations and Rights. The obligations of the Investor under this Agreement or any other Transaction Document are several and not joint with the obligations of any other Investor, and the Investor shall not be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein or in this Agreement or any other Transaction Document, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and the other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other Transaction Document and the Company acknowledges that the Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by Agreement and any other Transaction Document. The Company and the Investor confirms that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Document, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:
METALICO, INC. By:

Name: Michael J. Drury Title: Executive Vice President

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

INVESTOR:
[ ] By:

Name:
Title:

EXHIBIT A
FORM OF SERIES A NOTEEXHIBIT B
FORM OF SERIES B NOTEEXHIBIT C
FORM OF SERIES C NOTE
EXHIBIT D-1
FORM OF COMPANY GENERAL COUNSEL LEGAL OPINIONEXHIBIT D-2
FORM OF LOWENSTEIN SANDLER LEGAL OPINIONEXHIBIT E
FORM OF COMPANY SECRETARY’S CERTIFICATEEXHIBIT F
NOTICE OF ISSUANCE

To: [COMPANY]

(1) The undersigned hereby elects in accordance with the terms and conditions of the [ ], dated as of [ ] (the “Letter Agreement”), to exercise its Right to the issuance of        Reserved Shares of the [COMPANY] (the “Company”) pursuant to the terms of the Right to Shares Agreement.

(2) Please issue a certificate or certificates representing said Reserved Shares in the name of the undersigned registered Investor or in such other name as is specified below:

The Reserved Shares shall be delivered by physical delivery of a certificate to:

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF INVESTOR]

Name of Registered Investor:

Signature of Authorized Signatory of Registered Investor:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

SCHEDULE OF INVESTORS

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)
Investor	Address and Facsimile Number	Exchanged Original Series Note Amount To Be Exchanged At Closing	Series A Notes	Series B Notes	Series C Notes	Additional Common Shares Reference Amount	Legal Representative’s Address and Facsimile Number
Oaktree Capital Management, L.P., as investment manager on behalf of certain funds and accounts listed on attached Schedule A	Oaktree Capital Management, L.P. 333 South Grand Ave., 28th Floor Los Angeles, CA 90071 Attention: Chris Huisken, Managing Director Facsimile:(213)830-6390 Telephone:(213)830-6236 Attn: Victoria Park, VP of Support Services Facsimile: 213-830-6217 Telephone: 213-830-6217	$4,392,544.45	$1,339,114.50	$1,706,288.18	$1,339,114.50	3,011,596	Oaktree Capital Management, L.P. 333 South Grand Ave. 28th Floor Los Angeles, CA 90071 Attention: Phil McDermott, AVP of Legal Facsimile: (213)830-9291 Telephone: (213)356-3222

Hudson Bay Master Fund Ltd	777 Third Ave, 30th Floor, New York, NY 10017 Attention: George Antonopoulos Facsimile: 212-571-1325 Telephone: 212-571-1244 Email: investments@hudsonbaycapital.com	$3,983,278.27	$1,214,345.29	$1,547,308.33	$1,214,345.29	2,730,996	Greenberg Traurig, LLP MetLife Building 200 Park Ave New York, NY 10166 Atten: Michael A. Adelstein Facsimile: 212-805-9222 Telephone: 212-801-6822

Corre Opportunities Fund, LP	1370 Ave. of the Americas, 29th Fl, NY, NY 10019 Micah Spiegel Facsimile: 646-863-7161 Telephone: 646-863-7190	$795,050.55	$242,379.73	$308,838.17	$242,379.73	545,098	Brown Rudnick LLP Attn: Steven D. Pohl One Financial Center Boston, MA 02111 Facsimile: 617.289.0433 Telephone: 617.856.8594
Corre Opportunities Qualified Master Fund, LP	1370 Ave. of the Americas, 29th Fl, NY, NY 10019 Micah Spiegel Facsimile: 646-863-7161 Telephone: 646-863-7190	$5,555,941.22	$1,693,788.53	$2,158,210.79	$1,693,788.53	3,809,238	Brown Rudnick LLP Attn: Steven D. Pohl One Financial Center Boston, MA 02111 Facsimile: 617.289.0433 Telephone: 617.856.8594
TOTAL		$14,726,814.49	$4,489,628.05	$5,720,645.47	$4,489,628.05	10,096,928